EXECUTION COPY






                  RECEIVABLES CONTRIBUTION AND SALE AGREEMENT


                          Dated as of January 26, 2001


                   as amended and restated as of May 7, 2001


                                     among


                     CROWN CORK & SEAL COMPANY (USA), INC.,

                                 CONSTAR, INC.,

                            RISDON-AMS (USA), INC.,

                             ZELLER PLASTIK, INC.,

                         CROWN CORK & SEAL CANADA INC.

                                as the Sellers,
                                -- --- -------

                                      and

                 CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION

                                  as the Buyer
                                  -- --- -----

                                      and

                     CROWN CORK & SEAL COMPANY (USA), INC.

                        as the initial Buyer's Servicer
                        -- --- ------- ------- --------

                                TABLE OF CONTENTS


Section                                                                   Page
-------                                                                   ----

                              ARTICLE I DEFINITIONS

SECTION 1.01.   Certain Defined Terms........................................2
SECTION 1.02.   Other Terms..................................................4
SECTION 1.03.   Computation of Time Periods..................................4

                      ARTICLE II SALE OF SELLER RECEIVABLES

SECTION 2.01.   Sale of Seller Receivables...................................4
SECTION 2.02.   Terms of Sales...............................................5
SECTION 2.03.   General Settlement Procedures................................6
SECTION 2.04.   Payments and Computations, Etc...............................7
SECTION 2.05.   Buyer's Servicer Fee.........................................8

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Representations and Warranties of Each Seller................8

                   ARTICLE IV GENERAL COVENANTS OF EACH SELLER

SECTION 4.01.   Affirmative Covenants of Each Seller........................12
SECTION 4.02.   Negative Covenants of such Seller...........................15

                     ARTICLE V ADMINISTRATION AND COLLECTION

SECTION 5.01.   Designation of Buyer's Servicer.............................17
SECTION 5.02.   Rights of the Buyer and the Agent...........................18
SECTION 5.03.   Responsibilities of the Seller..............................19
SECTION 5.04.   Further Actions Evidencing Purchases........................19

                           ARTICLE VI INDEMNIFICATION

SECTION 6.01.   Indemnities by the Seller...................................20

                            ARTICLE VII MISCELLANEOUS

SECTION 7.01.   Amendments, Etc.............................................23
SECTION 7.02.   Notices, Etc................................................23
SECTION 7.03.   Binding Effect; Assignability...............................23
SECTION 7.04.   Costs, Expenses and Taxes...................................23
SECTION 7.05.   NonBusiness Days............................................25
SECTION 7.06.   Confidentiality.............................................25
SECTION 7.07.   Governing Law...............................................25
SECTION 7.08.   Consent to Jurisdiction.....................................25
SECTION 7.09.   Execution in Counterparts...................................26
SECTION 7.10.   Intent of the Parties, etc..................................26
SECTION 7.11.   Entire Agreement............................................26
SECTION 7.12.   Severability of Provisions..................................26
SECTION 7.13.   Waiver of Jury Trial.........................................1

EXHIBITS


EXHIBIT A           Receivables Activity Report

EXHIBIT B           Subordinated Note



SCHEDULES

SCHEDULE I          Lock-Box Banks and Lock-Box Accounts

SCHEDULE II         Description of Credit and Collection Policy

SCHEDULE III        Forms of Invoices

SCHEDULE IV Location of Principal Place of Business, Chief Executive Office and Office Where Records are Kept

SCHEDULE V          Changes in Financial Conditions or Operations

SCHEDULE VI         Trademark or other names for Sellers

                   RECEIVABLES CONTRIBUTION AND SALE AGREEMENT


     RECEIVABLES CONTRIBUTION AND SALE AGREEMENT dated as of January 26, 2001, as amended and restated as of May 7, 2001 (this "Agreement") among CROWN CORK & SEAL COMPANY (USA), INC. a Delaware corporation ("Crown (USA)"), CONSTAR, INC., a Pennsylvania corporation ("Constar"), RISDON-AMS (USA), INC., a Delaware corporation ("Risdon"), ZELLER PLASTIK, INC., a Delaware corporation ("Zeller") and CROWN CORK & SEAL CANADA INC., a corporation organized and existing under the laws of Ontario, Canada ("Crown (Canada)" and together with Crown (USA), Constar, Risdon and Zeller, the "Sellers", and each a "Seller"), CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION, a Delaware corporation (the "Buyer"), and Crown (USA), as the initial Buyer's Servicer.

                  PRELIMINARY STATEMENTS:

     (1) The parties hereto (other than Crown (Canada)) have entered into a Receivables Contribution and Sale Agreement dated as of January 26, 2001 (such
Receivables Contribution and Sale Agreement being the "Existing Receivables Contribution and Sale Agreement").

     (2) The parties hereto have agreed to amend and restate the Existing Receivables Contribution and Sale Agreement for the purpose of, among other things, including Crown (Canada) as a party hereto as a Seller and providing for the Seller Receivables (as hereinafter defined) to include Canadian Dollar denominated Receivables (as defined in the Receivables Purchase Agreement, as defined below) of Crown (Canada).

     (3) Each Seller in the ordinary course of business generates, and will generate from time to time, Receivables (as defined in the Receivables Purchase Agreement, as defined below) from time to time owing to it.

     (4) Each Seller wishes to sell to the Buyer from time to time hereunder all present and future Receivables in respect of each of which, on the date of the sale of such Receivable to the Buyer hereunder, the Obligor is a Designated Obligor (as defined in the Receivable Purchase Agreement, as defined below)
(such Receivable being a "Seller Receivable"), together with the Related Security and Collections (as hereinafter defined) with respect thereto.

     (5) The Buyer wishes concurrently to sell interests, to the extent of the Receivable Interests (as defined in the Receivables Purchase Agreement referred to below) sold from time to time by it to the Purchasers (as defined in the Receivables Purchase Agreement referred to below), in each of the present and future Seller Receivables, together with the Related Security and Collections with respect thereto, pursuant to the Receivables Purchase Agreement dated as of January 26, 2001, as amended and restated as of May 7, 2001 (as the same may from time to time be amended, supplemented or otherwise modified, the
"Receivables Purchase Agreement") among the Buyer, Crown (USA) as Servicer thereunder, the Purchasers, and Citibank, N.A. ("Citibank"), as administrative agent (the "Agent") for the Purchasers and any other owners of Receivable Interests.

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree that, effective as of the date hereof, the Existing Receivables Contribution and Sale Agreement is amended and restated as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION  1.01.  Certain  Defined  Terms.
     ---------------------------------------
     Terms defined in the Receivable Purchase Agreement and not otherwise defined herein are used in this Agreement as defined in the Receivable Purchase Agreement. In addition, as used in this Agreement and unless otherwise stated herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Agent" has the meaning specified in Preliminary Statement (5).

          "Buyer's Servicer" has the meaning specified in Section 5.01.

          "Buyer's Servicer Fee" has the meaning specified in Section 2.05.

          "Citibank" has the meaning specified in Preliminary Statement (5).

          "Collections" means, with respect to any Seller Receivable, all cash collections and other cash proceeds of such Seller Receivable, including, without limitation, (i) all cash proceeds of the Related Security with respect to such Seller Receivable and (ii) any Collections of such Seller Receivable deemed to have been received, and actually paid, pursuant to
     Section 2.03.

          "Contract" means an agreement between any Seller and an Obligor, in any written form acceptable to such Seller, or in the case of any open account agreement as evidenced by one of the forms of invoices set forth in
     Schedule III hereto or otherwise approved by the Agent from time to time (which approval shall not be unreasonably withheld), pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

          "Credit and Collection Policy" means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables and described in Schedule II hereto, as modified from time to time in compliance with Section 4.02(c).

          "Indemnified Amounts" has the meaning specified in Section 6.01.

          "Indemnified Party" means any or all of the Buyer, the Purchasers and the other Owners under the Receivables Purchase Agreement, the Agent and their respective Affiliates and successors and assigns.
     "Initial Purchase Price" has the meaning specified in Section 2.02(a).

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of any Seller, the Buyer or the Parent, (b) the rights and remedies of the Buyer, the Agent or any other Indemnified Party or (c) the ability of any Seller or the Parent to perform its obligations under this Agreement or any other Transaction Document or the Contracts.
     "Obligor" means a Person obligated to make payments pursuant to a Contract.

          "Other Taxes" has the meaning specified in Section 7.04(b).

          "Purchase Price" has the meaning specified in Section 2.02(b).

          "Receivable Assets" has the meaning specified in Section 2.01(a).

          "Receivables Activity Report" means a report prepared by the Seller, in substantially the form attached hereto as Exhibit A, pursuant to Section 2.03(c).

          "Receivables   Purchase   Agreement"  has  the  meaning  specified  in
     Preliminary Statement (5).

          "Related Security" means with respect to any Receivable:


          (i) all of the applicable Seller's interest in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable;

          (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

          (iii) all letter of credit rights, guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivables whether pursuant to the Contract related to such Receivable or otherwise; and

          (iv) all Records relating to such Receivable.

          "Seller Receivable" has the meaning specified in Preliminary Statement
     (4).

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated   Note"  means  a  subordinated   promissory   note,  in
     substantially the form of Exhibit B hereto, executed by the Buyer to the order of any Seller.

          "Termination Date" means the Termination Date under and as defined in the Receivables Purchase Agreement.

          "Transaction Documents" means this Agreement, the Receivables Purchase Agreement, the Parent Undertaking, the Subordinated Notes, the Lock-Box Agreements, the Consent and Agreement and the Fee Letter.

     SECTION 1.02. Other Terms.
     -------------------------
     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 in the UCC in the State of New York and not specifically defined herein are used herein as defined in such
Article 9.

     SECTION 1.03. Computation of Time Periods.
     -----------------------------------------
     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding".

                                   ARTICLE II

                           SALE OF SELLER RECEIVABLES

     SECTION  2.01.  Sale of Seller Receivables.
     ------------------------------------------

          (a) Each Seller hereby sells, transfers and assigns, without recourse (except as expressly provided herein), to the Buyer, on the terms and subject to the conditions specifically set forth herein, all such Seller's right, title and interest in, to and under all Seller Receivables existing on the date of the Existing Receivables Contribution and Sale Agreement (in the case of each Seller other than Crown (Canada)) and on the date hereof (in the case of Crown (Canada)) and hereafter created from time to time until the Termination Date, all Related Security and Collections with respect thereto and all proceeds of the foregoing, together with all such Seller's rights, remedies, powers and privileges with respect to such Seller Receivables (collectively, the "Receivable Assets").

          (b) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be created as, a purchase by the Buyer and a sale by each Seller of Receivable Assets and not as a lending transaction. The foregoing sales, transfers and assignments do not constitute and are not intended to result in a creation or assumption by the Buyer of any obligation or liability with respect to any Seller Receivable or Contract, nor shall the Buyer be obligated to perform or otherwise be responsible for any obligation of any Seller or any other Person in connection with any Receivable Assets or under any agreement or instrument relating thereto.

          (c) In connection with the foregoing sales, transfers and assignments, each Seller agrees to record and file, at its own expense, proper financing statements (and proper continuation or financing charge statements with respect to such financing statements when applicable) with respect to the Receivable Assets now and hereafter from time to time acquired by the Buyer under this Agreement, in such manner and in such jurisdictions as are necessary to perfect the sales, transfers and assignments of the Receivable Assets to the Buyer hereunder, and to deliver copies of such financing statements to the Buyer and the Agent on or prior to the initial Purchase under the Receivable Purchase Agreement. Such financing statements shall name such Seller as debtor/seller, the Buyer as secured party/buyer and the Agent as assignee.

     SECTION 2.02. Terms of Sales.
     ----------------------------

          (a) On the date of the Existing Receivables Contribution and Sale Agreement (in the case of each Seller other than Crown (Canada)) and on the date hereof (in the case of Crown (Canada)), the Buyer does accept from each Seller, and each Seller does sell, transfer and assign to the Buyer, such Seller's right, title and interest in, to and under those Receivable Assets that are outstanding on such date. As consideration for such sale, transfer and assignment of Receivable Assets on such date, the Buyer shall pay (or cause to be paid) to each Seller on such date an amount (such Seller's "Initial Purchase Price") agreed upon prior to such date, between such Seller and the Buyer to be reasonably equivalent value for such Receivable Assets as of such date. On the date of the Existing Receivables Contribution and Sale Agreement (in the case of each Seller other than Crown (Canada)) and on the date hereof (in the case of Crown (Canada)) the Buyer shall pay to the respective Sellers as part of the total Initial Purchase Price paid to the respective Sellers the total amount which the Purchasers shall pay to the Buyer in Capital on such date under the Receivables Purchase Agreement. To the extent that such amount is not sufficient to enable the Buyer to pay the Initial Purchase Price due to any Seller or Sellers hereunder, the Buyer shall on such date pay to such Seller or Sellers the Initial Purchase Price due to such Seller or Sellers in a manner set forth in subsection (c) of this Section 2.02.

          (b) On each Business Day after the date of the Existing Receivables Contribution and Sale Agreement (in the case of each Seller other than Crown (Canada)) and on each Business Day after the date hereof (in the case of Crown (Canada)) until the Termination Date or, in the case of a Seller that ceases to be an Originator, the date on which such Seller ceases to be an Originator, the Buyer shall accept from each Seller, and each Seller shall sell, transfer and assign to the Buyer, such Seller's right, title and interest in, to and under those Receivable Assets that are created on such Business Day. As consideration for such continuing sale and assignment of Receivable Assets after the date of the Existing Receivables Contribution and Sale Agreement or the date hereof, as applicable, the Buyer shall pay (or cause to be paid) to such Seller an amount (such Seller's "Purchase Price") agreed upon prior to the date of such sale and assignment, between such Seller and the Buyer to be reasonably equivalent value for such Receivable Assets as of the date of such sale and assignment.

          (c) Each Seller's Purchase Price other than each Seller's Initial Purchase Price, and the balance, if any, of each Seller's Initial Purchase Price to be so paid by the Buyer on the date of the Existing Receivables Contribution and Sale Agreement or the date hereof, as applicable, in accordance with the last sentence of subsection (a) of this Section 2.02, shall be paid in any of the following ways:

          (i) in cash paid to such Seller in US Dollars or (in the case of Canadian Receivables only) Canadian Dollars in same day funds on or before the next occurring Settlement Date or the date of the Existing Receivables Contribution and Sale Agreement or the date hereof, as the case may be; or

          (ii) upon the agreement of such Seller and the Buyer, by means of indebtedness owed by the Buyer to such Seller evidenced by, and payable with interest pursuant to, the Subordinated Note payable to the order of such Seller; or

          (iii) a combination of the above;

provided, however, that the Buyer may not pay any such Purchase Price or such balance of any such Initial Purchase Price, as the case may be, for such Receivable Assets by way of subordinated indebtedness referred to in clause (ii) above to the extent that the ratio of the aggregate indebtedness of the Buyer under the Subordinated Notes to the total equity capital of the Buyer exceeds 9 to 1.

     SECTION  2.03.  General  Settlement Procedures.
     ----------------------------------------------

          (a) If on any day the Outstanding Balance of a Seller Receivable is either (i) reduced as a result of any defective, rejected or returned goods or services, any discount, or any adjustment by any Seller or (ii) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against such Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), such Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation (in the case of any such Receivable that is a Canadian Receivable, in the amount of the Equivalent in US Dollars of such reduction or cancellation) and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 4.01(i). If on any day any of the representations or warranties in Section 3.01(f) is no longer true with respect to any Seller Receivable, the Seller to which such Seller Receivable shall have been originally owed shall be deemed to have received on such day a Collection in full of such Seller Receivable (in the case of any such Pool Receivable that is a Canadian Receivable, a Collection in full of the Equivalent in US Dollars of such Pool Receivable) and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 4.01(i). In addition, Crown (Canada) shall be deemed to have received as a Collection on the day of conversion of any Collections denominated in Canadian Dollars into US Dollars an amount equal to the amount (if any) by which the Equivalent in US Dollars of such Collections exceeds the amount of US Dollars realized on such conversion and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 4.01(i). Except as stated in the preceding sentences of this Section 2.03 or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables.

          (b) On or prior to the day the Servicer is required to make a deposit with respect to a Settlement Period pursuant to Section 2.05 or 2.06 of the Receivables Purchase Agreement, the Buyer's Servicer shall advise the Buyer and the Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period and the allocation of the amount of such deposit to each outstanding Receivable Interest.

          (c) At least two Business Days before each Settlement Date, the Buyer's Servicer shall prepare and forward to the Buyer and the Agent a Receivables Activity Report of the Buyer's Servicer, as of the close of business of the Buyer's Servicer on the last day of the immediately preceding Settlement Period, relating to the Receivable Assets during such Settlement Period and setting forth the calculation of the actual Purchase Price for each Receivable Asset sold, transferred and assigned during such Settlement Period, and the reconciliation of how the Purchase Price has been paid reflecting the cash advanced from the Buyer to each Seller during such Settlement Period, the adjustments to and current balance, if any, due from the Buyer to each Seller under its Subordinated Note, and the amount of additional cash, if any, to be paid by the Buyer to each Seller on such Settlement Date.

     SECTION 2.04. Payments and Computations, Etc.
     --------------------------------------------

          (a) All amounts to be paid or deposited by each Seller or the Buyer's Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in US Dollars in same day funds to the Buyer as directed by the Buyer to such Seller or the Buyer's Servicer in writing. Each Seller shall, to the extent permitted by law, pay to the Buyer interest on all amounts not paid or deposited when due hereunder at 3.50% per annum above the Base Rate in effect from time to time, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

          (b) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          (c) For the purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          (d) Each Seller hereby irrevocably and unconditionally waives and relinquishes to the fullest extent it may legally do so (i) any express or implied vendor's lien, and any other lien, security interest, charge or encumbrance, which would otherwise be imposed on or affect any Seller Receivable or any Receivable Asset on account of any unpaid amount of such Seller's Initial Purchase Price or any Purchase Price therefor or on account of any other unpaid amounts otherwise payable by the Buyer under or in connection with this Agreement or the Subordinated Note payable to the order of such Seller or otherwise and (ii) with respect to the obligations of such Seller to make payments or deposits under this Agreement (including, without limitation, payments under Sections 2.03 and 6.01), any setoff, counterclaim, recoupment, defense and other right or claim which such Seller may have against the Buyer as a result of or arising out of the failure of the Buyer to pay any amount on account of such Seller's Initial Purchase Price or any Purchase Price under Sections 2.01 and 2.02 or any other amount payable by the Buyer to such Seller under this Agreement or the Subordinated Note payable to the order of such Seller or otherwise.

     SECTION  2.05.  Buyer's Servicer Fee.
     ------------------------------------
     The Buyer shall pay to the Buyer's Servicer a collection fee (the "Buyer's Servicer Fee") from the date of the Existing Receivables Contribution and Sale Agreement until the Termination Date, payable on each Settlement Date, in an amount equal to the amount payable to the Servicer under the Receivables Purchase Agreement or such other amount calculated on an arm's-length basis for services performed as a subcontractor on terms common to collection agency arrangements in comparable asset sale transactions; provided, however, that the Buyer shall be given a credit against the Buyer's Servicer Fee payable under this Agreement equal to the full amount of the Servicer Fee paid under the Receivables Purchase Agreement.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.  Representations and Warranties of Each Seller.
     ------------------------------------------------------------
     Each Seller represents and warrants as follows:

          (a) Such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation indicated at the beginning of this Agreement, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing could reasonably be expected to result in a Material Adverse Effect.

          (b) The execution, delivery and performance by such Seller of the Transaction Documents to which it is a party and the other documents to be delivered by it thereunder, and the transactions contemplated hereby and thereby, including such Seller's use of the proceeds of the sales, transfers and assignments of Receivable Assets hereunder, are within such Seller's corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene such Seller's charter, articles or by-laws, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of such Seller under, or result in or require the creation of any lien upon or security interest in any property of such Seller pursuant to the terms of, any Contract or any other agreement or instrument (other than any Transaction Document) binding on or affecting such Seller or any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Seller of any Transaction Document to which it is a party or any other agreement or document to be delivered thereunder, or for the perfection of or the exercise by any Indemnified Party of its rights and remedies under such Transaction Document or such other agreement or document, except for the filing of the financing statements referred to in Section 2.01(c).

          (d) This Agreement has been, and each other Transaction Document to which such Seller is a party when delivered will have been, duly executed and delivered by such Seller. This Agreement is, and the other Transaction Documents to which such Seller is a party when delivered will be, the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

          (e) There is no pending or, to the best of such Seller's knowledge, threatened action or proceeding affecting such Seller before any court, governmental agency or arbitrator or other authority, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Transaction Document.

          (f) Immediately prior to each sale, transfer, assignment and/or contribution by such Seller of any Receivable Assets hereunder, such Seller is the legal and beneficial owner of such Receivable Assets, free and clear of any Adverse Claim. Upon each sale, transfer, assignment and/or contribution by such Seller of each Receivable Asset hereunder, the Buyer shall have a valid and perfected first priority undivided 100% ownership interest or security interest in such Receivable Asset free and clear of any Adverse Claim except as created or permitted by this Agreement and the Receivables Purchase Agreement. No effective financing statement or other instrument similarly in effect covering any Contract or any Receivable Assets is on file in any recording office, except those filed in favor of the Buyer and the Agent relating to this Agreement or in favor of the Agent and relating to the Receivables Purchase Agreement.

          (g) No proceeds of any sale, transfer, assignment and/or contribution by such Seller of any Seller Receivable hereunder will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

          (h) Each Receivables Activity Report, Seller Report, Weekly Report and Daily Report (if prepared by such Seller or one of its Affiliates, or to the extent that information contained therein is supplied by such Seller or any Affiliate thereof), information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of such Seller to the Buyer or the Agent or any Owner in connection with this Agreement or the Receivables Purchase Agreement is or will be accurate in all material respects as of its date or as of the date so furnished, and no such report or document contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (i) The principal place of business and chief executive office of such Seller, and the office where such Seller keeps its Records concerning the Receivable Assets, are located at the address specified for the Seller in
     Schedule IV hereto (or, by notice to the Buyer and the Agent in accordance with Section 4.01(e), at such other locations in jurisdictions, within the United States or in the case of Crown (Canada), Ontario, Canada, where all actions required by Section 5.04(a) have been taken and completed).

          (j) The names and addresses of all the Lock-Box Banks, together with the lock-box numbers related to, and the account numbers of, the Lock-Box Accounts of such Seller at such Lock-Box Banks, are specified in Schedule I hereto (or such other Lock-Box Banks and/or such other Lock-Box Accounts as have been notified to the Buyer and the Agent in accordance with Section 4.02(d)).

          (k) Except as set forth on Schedule VI hereto, such Seller has not changed its name during the four-month period prior to the date of the Existing Receivables Contribution and Sale Agreement, and has no tradenames, fictitious names, assumed names or "doing business as" names.

          (l) The Initial Purchase Price payable to such Seller on the date of the Existing Receivables Contribution and Sale Agreement or the date hereof, as applicable, pursuant to Section 2.02(a) for the Receivable Assets outstanding on the date of the Existing Receivables Contribution and Sale Agreement or the date hereof, as applicable, and the Purchase Price payable on each Settlement Date pursuant to Section 2.02(b) for such Seller's Receivable Assets created after such date, in each case constitutes fair consideration and approximates fair market value for such Receivable Assets, and the terms and conditions (including, without limitation, such Initial Purchase Price or Purchase Price, as applicable, therefor) of the sale, transfer and assignment of such Receivable Assets pursuant to Sections 2.01 and 2.02 reasonably approximate an arm's-length transaction between unaffiliated parties. No such sale, transfer or assignment has been made for or on account of an antecedent debt owed by such Seller to the Buyer and no such sale, transfer or assignment is or may be voidable or subject to avoidance under any section of the U.S. Bankruptcy Code.

          (m) Such Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above could not subject the Agent or any other Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Receivables Purchase Agreement.

          (n) The consolidated unaudited balance sheet of such Seller and its subsidiaries as at December 31, 2000, and the related consolidated unaudited statements of income and retained earnings and of cash flows of such Seller and its subsidiaries for the fiscal year then ended, fairly present the consolidated financial condition of such Seller and its subsidiaries as at such date, and the consolidated results of the operations and cash flows of such Seller and its subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 2000, there has been no material adverse change in such condition or operations, other than to the extent expressly set forth on Schedule V hereto or disclosed in any public filing prior to the date of the Existing Receivables Contribution and Sale Agreement with the Securities and Exchange Commission, or in the collectibility of such Seller's Seller Receivables taken as a whole or in the ability of such Seller (as Seller, the Buyer's Servicer, the Servicer or otherwise) to perform its obligations under any Transaction Document, other than to the extent expressly set forth on Schedule V hereto or disclosed in any public filing prior to the date of the Existing Receivables Contribution and Sale Agreement with the Securities and Exchange Commission.

          (o) Such Seller is in compliance in all material respects with the presently applicable provisions of ERISA and the Code.

          (p) Such Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Receivable Assets with respect thereto to any Person other than as contemplated by this Agreement.

          (q) Such Seller has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

          (r) Since December 31, 2000, no event has occurred which could result in a Material Adverse Effect, other than to the extent expressly set forth on Schedule V hereto or disclosed in any public filing prior to the date of the Existing Receivables Contribution and Sale Agreement with the Securities and Exchange Commission.

          (s) Such Seller has not extended or modified the terms of any Seller Receivable or the Contract under which any such Seller Receivable arose, except in accordance with the Credit and Collection Policy or in accordance with Section 6.02(b) of the Receivables Purchase Agreement.

          (t) Except under the Lock-Box Agreements, such Seller has not granted any Person dominion or control of any Lock-Box Account, or the right to take dominion or control over any Lock-Box Account at a future time or upon the occurrence of a future event.

          (u) Such Seller is Solvent.


                                   ARTICLE IV

                        GENERAL COVENANTS OF EACH SELLER

     SECTION 4.01. Affirmative Covenants of Each Seller.
     --------------------------------------------------

     Until the later of (i) the Termination Date and (ii) the date on which no Capital of any Receivable Interest shall be outstanding and all other amounts due to the Agent and each Owner under the Receivables Purchase Agreement shall have been paid in full, each Seller shall, unless the Buyer and the Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc.
              -------------------------
          Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it and all Receivable Assets.

          (b) Payment of Taxes, Etc.
              ---------------------
          Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a lien upon its property; provided, however, that such Seller shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c) Maintenance of Insurance.
              ------------------------
          Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Seller operates.

          (d) Preservation of Corporate Existence, Etc.
              ----------------------------------------
          Preserve and maintain its existence and, except where the failure to do so could reasonably be expected to have a Material Adverse Effect, its rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that such Seller may consummate any merger or consolidation permitted under Section 4.02(i).


         (e)  Offices, Records and Books of Accounts.
              --------------------------------------

          (i) Keep its principal place of business and chief executive office and the offices where it keeps its Records concerning the Receivable Assets at the address of such Seller referred to in Section 3.01(i) or, upon at least thirty days' prior written notice to the Agent, at any other location in a jurisdiction where all action required by
          Section 5.04(a) shall have been taken and completed, and

          (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Seller Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Seller Receivables (including, without limitation, records adequate to permit the daily identification of each Seller Receivable, the Outstanding Balance of each Seller
          Receivable and the dates which payments are due thereon and all Collections of and adjustments to each existing Seller Receivable).


     (f)  Performance   and   Compliance   with   Contracts   and   Credit   and
                ----------------------------------------------------------------
     Collection Policy.
     -----------------
          At its expense, timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Seller Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Seller Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.

     (g)  Examination of Records; Audits.
          ------------------------------
          (i) From time to time upon two days prior notice and during regular business hours as requested by the Buyer or the Agent, permit the Buyer or the Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller or any of its Affiliates or any agent of such Seller or its Affiliates relating to Seller Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of such Seller or any of its Affiliates or any agent of such Seller or its Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Seller Receivables and the Related Security or such Seller's performance hereunder or under the Contracts with any of the officers or employees of such Seller having knowledge of such matters, and

          (ii) at the request of the Buyer or the Agent within 90 days after the end of each fiscal year of such Seller commencing with the fiscal year ending on December 31, 2001, and at the request of the Buyer or the Agent at any time and from time to time upon the occurrence and during the continuance of any Event of Termination or Potential Event of Termination, at the expense of such Seller, cause its independent public accountants to perform, and deliver to the Buyer and the Agent, a written report of an audit conducted by such accountants with respect to the Seller Receivables, Credit and Collection Policy,
          Lock-Box Account activity and the performance by such Seller (as Seller, the Buyer's Servicer, the Servicer or otherwise) of its obligations under this Agreement and the Receivables Purchase Agreement on a scope and in a form reasonably requested by either the Buyer or the Agent for such audit.

     (h)  Keeping of Records and Books of Account.
          ---------------------------------------
          (i) Keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by such Seller and shall be separate and apart from those of any Affiliate of such Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of such Seller in accordance with GAAP,

          (ii) to the extent Records are in written form, segregate such Records in file cabinets or storage containers and appropriately label such file cabinets or storage containers to reflect that the Receivable Assets have been conveyed to the Buyer, and (iii) to the extent such Records constitute computer programs and other non-written Records, appropriately legend such Records to reflect that the Receivable Assets have been conveyed to the Buyer.

     (i)  Deposits  to  Lock-Box  Accounts.
          --------------------------------

          Instruct, or cause to be instructed, all Obligors to make payments in respect of Seller Receivables to a Lock-Box Account and, if such Seller shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by such Seller pursuant to Section 2.03), segregate and hold in trust such Collections and deposit such Collections directly to any Lock-Box Account within two Business Days following its receipt thereof.

          (j)  Reporting  Requirements.
               -----------------------
          Provide  to the  Buyer  and  the  Agent the  following:

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, unaudited consolidated and consolidating balance sheets of such Seller and its subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and an unaudited consolidated statement of cash flows of such Seller and its subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and an unaudited consolidated statement of cash flows of such Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief
          Financial Officer, Vice President of Finance or Treasurer of such Seller as having been prepared in accordance with GAAP;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year, consolidated and consolidating balance sheets of such Seller and its subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and a consolidated statement of cash flows of such Seller and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and duly certified by the Chief Financial Officer, Vice President of Finance or Treasurer of such Seller as having been prepared in accordance with GAAP;

          (iii) as soon as available and in any event within 30 days after the end of each fiscal year, a copy of the financial projections and business plans of such Seller and its subsidiaries for the forthcoming three fiscal years, in form and substance satisfactory to the Agent;

          (iv) promptly after the commencement thereof, notice of all actions and proceedings before any court or governmental agency or arbitrator or other authority affecting the Seller of the type described in
          Section 3.01(e);

          (v) as soon as possible and in any event within two days after an officer of such Seller becomes aware of the occurrence of each Event of Termination or Potential Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or event and the action that the Seller has taken and proposes to take with respect thereto; and

          (vi) such other information as the Buyer or the Agent may, from time to time, reasonably request with respect to the Receivable Assets or the condition or operations, financial or otherwise, of such Seller or any of its Affiliates.

     SECTION 4.02. Negative Covenants of such Seller.
     -----------------------------------------------

     Until the later of (i) the Termination Date and (ii) the date on which no Capital of any Receivable Interest shall be outstanding and all other amounts due to the Agent and each Owner shall have been paid in full, each Seller shall not, without the prior written consent of the Buyer and the Agent:

          (a) Sales, Adverse Claims, Etc.
              --------------------------
          Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable Asset, or upon or with respect to any related Contract or upon or with respect to any deposit account to which any Collections of any Seller Receivables are sent (including, without limitation, any Lock-Box Account), or assign any right to receive income in respect thereof.

          (b)  Extension  or  Amendment  of  Receivables.
               -----------------------------------------
          Except as otherwise permitted in the Receivables Purchase Agreement, extend, amend or otherwise modify the terms of any Seller Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (c)  Change  in   Business   or   Credit   and   Collection   Policy.
               ---------------------------------------------------------------
          Make any change in the character of its business or in the Credit andCollection Policy that would, in either case, be reasonably likely to impair the collectibility of the Seller Receivables.

          (d)  Change in Payment Instructions to Obligors.
               ------------------------------------------

          Add or terminate any bank as a Lock-Box Bank, or any deposit account as a Lock-Box Account, from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless the Agent shall have received at least 20 days' prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, (i) a Lock-Box
     Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and such Seller and (ii) a related undated Lock-Box Notice executed by such Seller.


         (e) Deposits to Lock-Box Accounts.
             -----------------------------

          Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Seller Receivables.

         (f) Change of Name, Etc.
             --------------------
          Change its name, identity or form of legal structure or jurisdiction of its organization, unless, prior to the effective date of any such change, such Seller delivers to the Agent (i) UCC financing statements, or PPSA financing charge statements in the case of Crown (Canada), executed by such Seller, necessary to reflect such change and to continue the perfection of the Buyer's ownership interests in the Receivable Assets sold, transferred and assigned hereunder, and (ii) if the identity or structure of such Seller has changed and such change adversely affects the rights of the Agent under then existing Lock-Box Agreements with such Seller to take control of the Lock-Box Accounts pursuant to Section 6.03(a), new Lock-Box Agreements executed by such Seller and the Lock-Box Banks to the extent necessary to reflect such change and to continue to enable the Agent to exercise such rights, together with related undated Lock-Box Notices executed by such Seller.

         (g) Accounting of Purchases.
             -----------------------
          Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Receivable Assets by such Seller to the Buyer or in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting purposes, but excluding tax reporting purposes) in any manner other than as a sale of the Receivable Assets by such Seller to the Buyer.

         (h)  Voluntary Petitions.
              -------------------

          Cause the Buyer to file a voluntary petition under the U.S. Bankruptcy Code or any other bankruptcy or insolvency laws so long as the Buyer is not "insolvent" within the meaning of the U.S. Bankruptcy Code, and unless, and only unless, such filing has been authorized in accordance with the Buyer's Constituent Documents.


         (i) Mergers, Etc.
             ------------

          Enter into a transaction of consolidation or merger with any Person unless (i) before and after giving effect on a pro forma basis to such consolidation or merger, no event shall have occurred and be continuing, or would result from such consolidation or merger, that constitutes an Event of Termination or Potential Event of Termination and (ii) such Person is not the Buyer and either (A) such Seller shall survive such consolidation or merger or (B) such other corporation or entity formed by such consolidation or into which such Seller shall be merged shall assume, in a writing on terms reasonably satisfactory to the Buyer and the Agent, all of such Seller's rights, obligations and liabilities under the Transaction Documents and all the other instruments or documents delivered or to be delivered thereunder.

     (j)  Maintenance of Separate Existence.
          ---------------------------------
          Take any action, or omit to take any action, if the effect is to cause the Buyer to fail to perform or observe in any material respect the covenants contained in Sections 5.01(h) and (i) of the Receivables Purchase Agreement or to otherwise cause the Buyer not to be considered as legal entity separate and distinct from such Seller.


                                   ARTICLE V

                          ADMINISTRATION AND COLLECTION

     SECTION 5.01. Designation of Buyer's Servicer.
     ---------------------------------------------
     The Seller Receivables shall be serviced, administered and collected by the Person (the "Buyer's Servicer") designated from time to time to perform the duties of the Servicer under the Receivables Purchase Agreement in accordance with Section 6.01 of the Receivables Purchase Agreement, and shall be serviced, administered and collected by the Buyer's Servicer in the manner set forth in
Section 6.02 of the Receivables Purchase Agreement (including by subcontracting to any Originator pursuant to Section 6.01 of the Receivables Purchase Agreement). Until the Agent designates a new Servicer in accordance with Section
6.01 of the Receivables Purchase Agreement, Crown (USA) is hereby designated to act as, and Crown (USA) hereby agrees to perform the duties and obligations of, the Buyer's Servicer hereunder.

     SECTION 5.02. Rights of the Buyer and the Agent.
     -----------------------------------------------
          (a) Each of the Buyer and the Agent acting together or alone may notify the Obligors of Seller Receivables, at any time and at the Seller's expense, of the Buyer's interest in the Seller Receivables and the ownership of Receivable Interests by the Owners. The Agent is hereby authorized at any time to date, and to deliver to the Lock-Box Banks, the Lock-Box Notices referred to in the Lock-Box Agreements. Each Seller hereby, when the Agent shall deliver the Lock-Box Notices to the Lock-Box Banks, transfers to the Agent the exclusive ownership, dominion and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, and shall take any further action that the Agent may reasonably request to effect such transfer.

          (b) At any time following the designation of a Seller's Servicer other than the Seller pursuant to Section 6.01 of the Receivables Purchase
     Agreement:


               (i) Each of the Buyer and the Agent acting together or alone may, at the expense of the respective Sellers to which the respective Seller Receivables shall have been originally owed, direct the Obligors of such Seller Receivables, or any of them, to make payment of all amounts due or to become due to any Seller under Seller Receivables directly to the Agent or its designee.

               (ii) Each Seller shall, at the Buyer's or the Agent's request and at such Seller's expense, give notice of such ownership to such Obligors and direct them to make such payments directly to the Agent or its designee.

               (iii) Each Seller shall, at the Buyer's or the Agent's request and at such Seller's expense, (A) assemble all of the Records that evidence or relate to the Receivable Assets, and shall make the same available to the Agent at a place reasonably selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Seller Receivables in a manner reasonably acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

               (iv) The Agent may take any and all reasonably commercial steps in the name of any Seller and on behalf of such Seller, the Buyer and the Owners that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Seller Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections of Seller Receivables and enforcing the Seller Receivables and the Related Security and related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as such Seller might have done.

     SECTION 5.03. Responsibilities of the Seller.
     --------------------------------------------
     Anything herein to the contrary notwithstanding:


          (a) Each Seller shall perform its obligations under the Contracts related to the Seller Receivables to the same extent as if the Receivable Assets had not been sold and the exercise by the Buyer or the Agent of its rights hereunder shall not release the Buyer's Servicer or such Seller from any of its duties or obligations with respect to any Seller Receivables or under the related Contracts; and

          (b) Neither the Buyer nor the Agent nor the Owners nor any other Indemnified Party shall have any obligation or liability with respect to any Seller Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

     SECTION 5.04. Further Actions Evidencing Purchases.
     --------------------------------------------------
          (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Buyer or the Agent may reasonably request, to perfect, protect or more fully evidence the sale, transfer and assignment of Receivable Assets by such Seller to the Buyer hereunder and the Receivable Interests purchased by the Owners under the Receivables Purchase Agreement, or to enable any of them or the Agent to exercise and enforce their respective rights and remedies hereunder or under the Receivables Purchase Agreement. Without limiting the foregoing, each Seller will, upon the request of the Buyer or the Agent,
     (i) execute and file such financing or continuation statements or amendments thereto, and such other instruments and documents, that may be necessary, or that the Buyer or the Agent may reasonably request, to perfect, protect or evidence such sales, transfers and assignments and such Receivable Interests; (ii) mark conspicuously each invoice evidencing each Seller Receivable and the related Contract with a legend, acceptable to the Buyer or the Agent, as applicable, evidencing that such Seller Receivables have been sold, transferred and assigned to the Buyer in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Seller Receivables and related Contracts with such legend.

          (b) Each Seller hereby authorizes each of the Buyer and the Agent acting together or alone (upon prior written notice to the Seller) to file one or more financing or continuation statements and amendments thereto relating to all or any of the Receivable Assets without the signature of such Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

          (c) If Crown (USA) in its capacity as Buyer's Servicer fails to perform any of its obligations hereunder, the Buyer or the Agent may, upon prior written notice to Crown (USA), itself perform, or cause performance of, such obligation; and the reasonable costs and expenses of the Agent or the Buyer incurred in connection therewith shall be payable by the Seller under Section 6.01 or 7.04, as applicable.


                                   ARTICLE VI

                                 INDEMNIFICATION

     SECTION 6.01. Indemnities by the Seller.
     ---------------------------------------

     Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, and whether or not any of the transactions contemplated hereby are consummated, each Seller hereby agrees to indemnify each Indemnified Party from and against, and hold each thereof harmless from, any and all claims, losses, liabilities, costs and expenses of any kind whatsoever (including, without limitation, reasonable attorneys' fees and expenses) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of, or resulting from, in whole or in part, the activities of such Seller in connection herewith or with any other Transaction Document or the use of proceeds of sales, transfers and assignments of Receivable Assets hereunder;
excluding, however, Indemnified Amounts to the extent resulting solely and directly from either (x) the gross negligence or willful misconduct on the part of such Indemnified Party, or (y) the failure to collect amounts in respect of a Seller Receivable to the extent such failure results from a discharge of the Obligor with respect thereto in a proceeding in respect of such Obligor under applicable bankruptcy laws or otherwise results from the Obligor's financial inability to pay such amounts. Without limiting or being limited by the foregoing and whether or not any of the transactions contemplated hereby are consummated, each Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which relate to or result from, or which would not have occurred but for, one or more of the following:

               (i) any Receivable originally owed to such Seller becoming a Seller Receivable which is not at the date of its sale, transfer and assignment hereunder an Eligible Receivable;

               (ii) any representation or warranty or statement made or deemed made by such Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any Receivables Activity Report, Seller Report, Weekly Report or other document delivered or to be delivered by such Seller in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;

               (iii) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Seller Receivable originally owed to such Seller or the related Contract or any Related Security with respect thereto; or the failure, as a result of any action or omission of such Seller, of any Seller Receivable or the related Contract or any Related Security with respect thereto to conform to any such applicable law, rule or regulation;

               (iv) the failure by any action or inaction of such Seller to vest in the Buyer a first priority perfected 100% ownership interest in each Seller Receivable originally owed to such Seller and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

               (v) the failure of such Seller to have filed, or any delay by such Seller in filing, financing statements or other similar instruments or documents under the PPSA or the UCC of any applicable jurisdiction or other applicable laws with respect to any Seller Receivable originally owed to such Seller and the Related Security and Collections in respect thereof, whether at the time of the initial sale, transfer and assignment hereunder or at any subsequent time;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor with or against such Seller to the payment of any Seller Receivable originally owed to such Seller (including, without limitation, any defense based on the fact or allegation that such Receivable or the related Contract is not a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale by such Seller of the goods or services related to such Receivable or such Seller's furnishing or failure to furnish such goods or services;

               (vii) any failure of Crown (USA), as Buyer's Servicer, Servicer, or otherwise, to perform its duties, obligations or covenants under and in accordance with this Agreement or any other Transaction Documents or to perform its duties or obligations under any Contract;

               (viii) any product liability, personal injury, copyright infringement, theft of services, property damage, or other breach of contract, antitrust, unfair trade practices or tortious claim arising out of or in connection with any action or omission of such Seller and the subject matter of any Contract or out of or in connection with any transaction contemplated by this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or such Contract;

               (ix) the commingling by such Seller of Collections of Seller Receivables originally owed to such Seller at any time with other funds;

               (x) any action or omission by such Seller, whether as Servicer or otherwise, reducing or impairing the rights of the Buyer hereunder or of any Owner of a Receivable Interest under the Receivables Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Seller Receivable;

               (xi) any cancellation or modification of a Seller Receivable originally owed to such Seller, the related Contract or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;

               (xii) (A) any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, or any transaction contemplated by this Agreement or any Contract, or the ownership of, or other interest in, any Seller Receivable originally owed to such Seller, the related Contract or Related Security, excluding, however, Indemnified Amounts to the extent resulting from a claim of any Indemnified Party that does not arise out of or result from any action or omission of such Seller or (B) the use by such Seller of proceeds of any sale, transfer and assignment of any Receivable Asset hereunder;

               (xiii) the existence of any Adverse Claim against or with respect to any Seller Receivable originally owed to such Seller, the related Contract, Related Security or Collections and resulting from any act or omission of such Seller;

               (xiv) any failure by such Seller to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by such Seller in connection with any Seller Receivable originally owed to such Seller or the related Contract or any Related Security with respect thereto;

               (xv) any claim brought by any Person other than an Indemnified Party arising from any action or omission of by such Seller or any Affiliate of such Seller (other than the Buyer) in servicing, administering or collecting any Seller Receivable originally owed to such Seller; or

               (xvi) any failure by any Lock-Box Bank holding a Lock-Box Account in the name of such Seller to comply with the terms of the Lock-Box Agreement to which such Lock-Box Bank is a party; or

               (xvii) to the extent not covered by the foregoing clauses, the occurrence and continuance of any Event of Termination resulting from an act or omission of such Seller.


                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01. Amendments, Etc.
     -----------------------------
     No amendment or waiver of any provision of this Agreement or consent to any departure by any Seller or the Buyer therefrom shall be effective unless in a writing and signed by the Agent (with the consent or at the request of the Required Purchasers) and, in the case of any such waiver or consent, the party against which the waiver or consent is to be enforced or, in the case of any such amendment, the Buyer and each Seller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer, any Owner or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 7.02. Notices, Etc.
     --------------------------
     All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerbacks, respectively, except that notices and communications to the Buyer and the Agent pursuant to Article II shall not be effective until received by the Buyer and the Agent.


     SECTION 7.03. Binding Effect; Assignability.
     -------------------------------------------
     This Agreement shall become effective when it shall have been executed by each Seller (including Crown (USA) as the Buyer's Servicer) and the Buyer and acknowledged by the Agent, and thereafter shall be binding upon and inure to the benefit of such Seller, the Buyer, the Agent, and each other Indemnified Party and their respective successors and assigns, except that no Seller shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Buyer and the Agent, and the Buyer shall not have the right to assign its rights or obligations hereunder or any interest herein except pursuant to the Consent and Agreement. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date; provided, however, that rights and remedies with respect to the provisions of Article VI and Sections 2.03, 7.04, 7.05 and 7.06 shall be continuing and shall survive any termination of this Agreement.

     SECTION 7.04. Costs, Expenses and Taxes.
     ---------------------------------------

          (a) In addition to the rights of indemnification granted under this Agreement, each Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of, and searches and filings in respect of, this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder or thereunder, and costs and expenses, if any, incurred by the Buyer under Section 11.04 of the Receivables Purchase Agreement, including, without limitation, in each case, the reasonable fees and disbursements of counsel for the Agent and the Purchasers with respect thereto and advising the Agent as to its rights and remedies hereunder. Each Seller further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and disbursements) of each Owner, the Agent or any Affiliate thereof, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and the other instruments and documents to be delivered in connection herewith or therewith.

          (b) In addition, each Seller agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any other Transaction Document, or any other document or instrument delivered in connection herewith or therewith (but excluding income taxes, such non-excluded taxes being hereinafter referred to as "Other Taxes"). Each Seller shall indemnify each Indemnified Party for and hold it harmless against the full amount of Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 7.04(b)) imposed on or paid by such Indemnified Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor (with a copy to the Agent).

     SECTION 7.05. NonBusiness Days.
     ------------------------------
     In any case where any payment or action is due under this Agreement on a day which is not a Business Day, such payment or action may be made on the next succeeding Business Day, but such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

     SECTION 7.06. Confidentiality.
     -----------------------------
     Except as otherwise required by applicable law, each of the parties hereto agrees to maintain the confidentiality of this Agreement, the Receivables Purchase Agreement, the Consent and Agreement, the Parent Undertaking, the Fee Letter (and all drafts thereof) and all non-public information delivered in connection herewith in communications with third parties and otherwise; provided that this Agreement, the Receivables Purchase Agreement, the Parent Undertaking, the Consent and Agreement, the Fee Letter and such information may be disclosed
(i) to third parties to the extent such disclosure is made pursuant to a written confidentiality agreement in form and substance substantially identical to this
Section 7.06, (ii) to each Seller's, the Buyer's, the Agent's and each Owner's legal counsel, accountants and auditors if they agree to hold it confidential,
(iii) to any nationally recognized rating agency, and (iv) pursuant to court order or subpoena; provided, however, that each of the parties hereto agrees that the disclosure of this Agreement, the Receivables Purchase Agreement, the Consent and Agreement, the Fee Letter or other information required to be made by or pursuant to court order or subpoena will not be made until the other parties hereto have been notified at least five Business Days in advance of any such disclosure, unless such notification is prohibited by applicable law or such court order or subpoena.

     SECTION 7.07. Governing Law.
     ---------------------------
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEWYORK.

     SECTION 7.08. Consent to Jurisdiction.
     -------------------------------------
          (a) Each of the Sellers and the Buyer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the Sellers and the Buyer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the Sellers and the Buyer hereby agrees that service of process in any such action or proceeding may be effected by mailing a summons and complaint to it at its address specified in Section 7.02 by registered mail, return receipt requested, or in any other manner permitted by applicable law. Each of the Sellers and the Buyer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

          (b) Each of the Sellers and the Buyer irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 7.09. Execution in Counterparts.
     ---------------------------------------
     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

     SECTION 7.10. Intent of the Parties, etc.
     ----------------------------------------
     As provided in Section 2.01(b), the parties to this Agreement intend that the transaction contemplated by this Agreement shall be, and shall be treated as, a purchase by the Buyer and a sale by each Seller of Receivable Assets and not as a lending transaction. Recognizing the risk that, notwithstanding the parties' intent, a court deciding the issue might recharacterize the Receivable Asset transfers contemplated hereby as a secured lending transaction, it is the intention of the parties hereto, in the event of such recharacterization, that this Agreement shall constitute a security agreement under applicable law, and that each Seller shall be deemed to have granted to the Buyer a duly perfected first priority security interest in all of such Seller's right, title and interest in such Receivable Assets, whether now owned or hereafter acquired, and all cash and non-cash proceeds in respect thereof, free and clear of Adverse Claims. In contemplation of such risk (but only for such purpose), (a) each Seller hereby grants to the Buyer a duly perfected first priority security interest in all of such Seller's right, title and interest in, to and under the Receivable Assets, whether now owned or hereafter acquired, and all cash and non-cash proceeds in respect thereof and (b) if such Seller shall have taken any action, or suffered any event to occur, of the type described in Section 7.01(g) of the Receivables Purchase Agreement, all of the obligations of such Seller under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by such Seller.

     SECTION 7.11. Entire Agreement.
     ------------------------------
     This Agreement and the other Transaction Documents to which the parties hereto are party contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

     SECTION 7.12. Severability of Provisions.
     ----------------------------------------
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 7.13. Waiver of Jury Trial.
     ----------------------------------

     Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Transaction Documents or the actions of the Agent or any Indemnified Party in the negotiation, administration, performance or enforcement hereof or thereof.


     IN WITNESS WHEREOF, the parties have caused this amended and restated Agreement to be executed by their respective officers thereunto duly authorized, as of the date above written.


                             CROWN CORK & SEAL COMPANY (USA), INC.



                        By:  /s/ Michael B. Burns
                             ------------------------------
                             Name:  Michael B. Burns
                             Title: Vice President and Treasurer

                                         One Crown Way
                                         Philadelphia, PA  19154

                             Attention:  Michael B. Burns

                             Telephone No.:    (215) 698-5036
                             Telecopier No.:   (215) 676-6011

                             CONSTAR, INC.



                        By:  /s/ Michael B. Burns
                             ------------------------------
                             Name:   Michael B. Burns
                             Title:  Vice President and Treasurer

                                              One Crown Way
                                              Philadelphia, PA  19154

                             Attention:       Michael B. Burns

                             Telephone No.:   (215) 698-5036
                             Telecopier No.:  (215) 676-6011

                             RISDON-AMS (USA), INC.



                        By:  /s/ Michael B. Burns
                             ------------------------------
                             Name:   Michael B. Burns
                             Title:  Vice President and Treasurer

                                              One Risdon Street
                                              Naugatuck, CT  06770

                             Attention:       Michael B. Burns

                             Telephone No.:   (215) 698-5036
                             Telecopier No.:  (215) 676-6011

                             ZELLER PLASTIK, INC.



                        By:  /s/ Michael B. Burns
                             ------------------------------
                             Name:   Michael B. Burns
                             Title:  Vice President and Treasurer

                                              1515 Franklin Boulevard
                                              Libertyville, IL  60048-4459

                             Attention:       Michael B. Burns

                             Telephone No.:   (215) 698-5036
                             Telecopier No.:  (215) 676-6011

                             CROWN CORK & SEAL CANADA INC.



                        By:  /s/ Adrian Cobbold
                             ------------------------------
                             Name:   Adrian Cobbold
                             Title:  Director of Finance
                                       and Chief Financial Officer

                                              7900 Keele Street
                                              Concord, Ontario L4K 2A3
                                              Canada

                             Attention:       Adrian Cobbold

                             Telephone No.:   (905) 660-8250
                             Telecopier No.:  (905) 669-9236

                             CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION



                        By:  /s/ Michael B. Burns
                             --------------------------------
                             Name:   Michael B. Burns
                             Title:  Vice President and Treasurer

                                               919 Market Street
                                               Wilmington, DE  19801

                             Attention:        Michael B. Burns,
                                               Vice President and Treasurer

                             Telephone No.:   (215) 698-5036
                             Telecopier No.:  (215) 676-6011

Acknowledged as of the date first above written:

CITIBANK, N.A.,
   as Agent

By:  /s/ Jeffrey Nitz
     ------------------------------------------------
     Name:   Jeffrey Nitz
     Title:  Vice President